POWER OF ATTORNEY For Compliance and Reporting Obligations under Section 16 of the Securities Exchange Act of 1934, as Amended Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Albert J. Li and Heidi M. Krings, signing singly, each acting individually as the undersigned’s true and lawful attorney-in-fact to: 1. Prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID, including any amendments thereto, and any other applications, documents, forms or other correspondence necessary or appropriate to obtain, modify and/or regenerate codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other rule or regulation of the SEC; 2. Execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Owlet, Inc. (the “Company”), Forms 3, 4 and 5 and any amendments thereto in accordance with Section 16 of the Exchange Act and the rules promulgated thereunder; 3. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file any such form with the SEC and any stock exchange or similar authority; and 4. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, with it being understood that the documents executed by such attorney-in-fact of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, each in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act or Rule 144 of the Securities Act of 1933, as amended, any liability of the undersigned for failure to comply with such requirements or any liability for the disgorgement of profits under Section 16(b) of the Exchange Act.

Page 2 of 2 This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined herein (any “Prior Powers of Attorney”), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of authority granted herein. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below. By: /s/ Nathaniel Yoo Name: Nathaniel Yoo Title: SVP & Chief Accounting Officer Date: August 17, 2022